                                                                      EXHIBIT 32

                           SECTION 1350 CERTIFICATIONS

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of IKONICS Corporation.

Date:  November 12, 2004            /s/ William C. Ulland
                                    --------------------------------------------
                                    William C. Ulland
                                     Chairman, Chief Executive Officer
                                     and President

Date:  November 12, 2004            /s/ Jon Gerlach
                                    -----------------------------------
                                    Jon Gerlach
                                     Chief Financial Officer
                                      and Vice President of Finance